Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM REPORTS SECOND QUARTER RESULTS

•	Sales Continue to Grow Faster than Market with Strong Global Performance for Bourbon

•	Innovations Across Categories Add to Quarterly Top-Line Growth

•	Company Reaffirms Full-Year Earnings Target and Announces Share Repurchase Authorization

Deerfield, Illinois, August 8, 2013 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the second quarter of 2013.

Net sales for the second quarter increased 7% and were up 5% on a comparable basis. Strong sales growth for the company’s global Power Brands, led by Jim Beam, drove the quarterly sales performance.

Diluted earnings per share from continuing operations were $0.46 versus $0.63 per share in the year-ago quarter. Results in the current year period were impacted by a one-time loss on the early extinguishment of debt. Excluding charges/gains, diluted EPS was $0.64, up 8% from $0.59 a year ago, benefiting from strong sales, targeted price increases, and a lower effective tax rate.

For the first half of 2013, net sales increased 8% and were up 4% on a comparable basis. Diluted EPS increased 5% in the first half, and diluted EPS before charges/gains was 15% higher than in the year-ago period.

Driving Momentum in Key Categories

“Beam delivered strong second quarter results as five of our seven Power Brands produced double-digit sales growth,” said Matt Shattock, president and chief executive officer of Beam. “Our strategy to Create Famous Brands paid off in strong demand for our flagship Jim Beam brand, which grew double digits across the US and Europe as premium innovations such as Jim Beam Honey and Devil’s Cut added to growth for the core Jim Beam white label. We gained share in Tequila on strong performance for Sauza and Hornitos, and in vodka as Pinnacle

Crafting the Spirits that Stir the World

BEAM REPORTS SECOND QUARTER RESULTS, PAGE 2

continued its double-digit growth trajectory. At the same time, our total sales growth was tempered by soft conditions in the US ready-to-serve cocktails category.” The company noted that an increase in US distributor inventories in the second quarter largely offset the adverse sales impact of factors previously identified by the company, principally the timing of Maker’s Mark sales and lower results in India.

“At mid-year, we feel good about our strength in fast-growing segments like Bourbon, the breadth of our premium portfolio, the success of our innovation engine and our global footprint,” said Shattock. “Consumer demand for our Bourbon brands around the world continued to grow at very encouraging rates, our premium innovations added to profitable growth, and we’ve grown sales in each of our largest markets on the back of our strong distribution organizations. We believe these advantages position us well to continue outperforming our global market.”

Financial Highlights for the Second Quarter and Year to Date:

•	Income from continuing operations was $74.6 million for the second quarter, or $0.46 per diluted share, compared to $101.9 million, or $0.63 per diluted share, for the second quarter of 2012.

•	For the first half, income from continuing operations was $189.0 million, or $1.16 per diluted share, up 5% from $1.11 in 2012.

•	Excluding charges and gains, diluted EPS from continuing operations was $0.64 for the second quarter, up 8% from $0.59 in the year-ago quarter.

•	Diluted EPS before charges/gains was $1.27 for the first half, up 15% from $1.10.

•	Reported net sales for the second quarter were $637.6 million (excluding excise taxes), up 7%.

•	Reported net sales increased 8% for the first half of 2013.

•	On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were up 5% for the second quarter and up 4% for the first half.

•

Comparable net sales by segment: North America +6% in Q2 and +7% YTD; Europe/Middle East/Africa (EMEA) +7% in Q2 and +4% YTD; Asia Pacific/South America (APSA) -3% in Q2 and -5% YTD. Results in APSA, as expected, were impacted by lower results in India as the company repositions its business there.

•	Operating income for the second quarter was $160.1 million, up 27%.

•	Operating income for the first half increased 32%.

•	Operating income before charges/gains for the quarter was $162.5 million, up 7%.

•	For the first half of 2013, operating income before charges/gains increased 15%.

•	Return on invested capital before charges/gains (rolling 12 months) was 7% and was 24% excluding intangibles.

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BEAM REPORTS SECOND QUARTER RESULTS, PAGE 3

Company Reaffirms High-Single-Digit Earnings Growth Target for 2013

“Looking forward, our view of the strong fundamentals for the industry – and Beam – remains unchanged,” Shattock said. “We see stable global market growth for the balance of the year, with a continued expectation that our global market will grow approximately 3% with the US in the range of 3-4%, both consistent with our long-term view.

“We continue to expect to outperform our market and we’re reaffirming our target to deliver high-single-digit growth in diluted EPS before charges/gains for 2013. Our target remains the same even though it now incorporates an expectation that foreign exchange will reduce full-year earnings by approximately 5 cents per share, or 2 points of growth.

“Regarding phasing of results in the second half, the second-quarter performance of the US market and our strong innovations resulted in some distributor inventory build in Q2 that will impact our shipments in the third quarter. At the bottom line, the timing of costs that we projected would be a headwind in Q2 and Q3 will predominately impact the third quarter. As a result of these factors, we expect EPS before charges/gains in Q3 will be down versus the year-ago period before a strong finish in Q4.

“Beam entered the second half of 2013 in a strong competitive position, and we believe our agility in a dynamic global market will serve us well as we continue to create value. Our broad portfolio of premium brands, innovation capabilities, strength in Bourbon and strong global routes to market – combined with consistent execution of our strategy – give us confidence that we will gain market share globally in 2013 and continue to deliver sustainable, profitable long-term growth,” Shattock concluded.

The company also reaffirmed its target to generate free cash flow for 2013 in the range of $300-350 million.

Board Authorizes Repurchase of up to 3 Million Shares

The company further announced that its Board of Directors has authorized a standing share repurchase plan, under which the company may repurchase up to 3 million common shares.

“This authorization reflects the strength of Beam’s balance sheet and capital structure having reduced debt following the Pinnacle acquisition, and enables us to consider opportunistic share repurchases as we evaluate our highest return uses of our free cash,” said Bob Probst, chief financial officer of Beam.

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BEAM REPORTS SECOND QUARTER RESULTS, PAGE 4

Key Brand Performance

Comparable net sales growth, year-to-date 2013 (January – June):

Comparable Net Sales Growth (1)
Power Brands	+4%
Jim Beam	+4%
Maker’s Mark	+18%
Sauza	+5%
Pinnacle	+13%
Courvoisier	-10%
Canadian Club	+17%
Teacher’s	-17%

Rising Stars	+0%
Laphroaig	+13%
Knob Creek	+16%
Basil Hayden’s	+34%
Kilbeggan	-26%
Cruzan	+10%
Hornitos	+12%
Skinnygirl	-23%
Sourz	-11%

Local Jewels	-4%

Value Creators	+1%

Total (2)	+4%

Results include ready-to-drink products

(1)	Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, a non-GAAP measure, and the reasons why management believes these adjustments are useful are included in the attached financial tables.
(2)	Total represents consolidated Beam comparable net sales (excluding excise taxes), including non-branded sales.

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Crafting the Spirits that Stir the World

BEAM REPORTS SECOND QUARTER RESULTS, PAGE 5

Revision of Prior Period Financial Statements

During the close of the second quarter of 2013, the Company identified prior period errors related to the timing of revenue recognition for sales of non-branded bulk spirits, primarily Canadian whisky, dating back to 2006. The Company concluded that these errors were not material to any of the prior reporting periods and, therefore, amendments to previously filed reports were not required. However, if the entire correction was recorded in the current quarter, the cumulative impact could be material for the three and six months ended June 30, 2013. As a result, in accordance with applicable accounting guidance, the Company revised prior period financial statements to correct for these amounts. The Company also revised prior period financial statements to correct other immaterial items, principally including a $7 million adjustment to income tax expense previously reported as an out-of-period adjustment in the third quarter of 2012.

The net impact of the error corrections was a decrease in operating income of $1.8 million in the three months ended March 31, 2013, a decrease in operating income of $2.4 million and $9.9 million in the years ended December 31, 2012 and 2011, respectively, and a cumulative decrease in operating income of $10 million for periods from 2006 to 2010, prior to Beam becoming a standalone public spirits company. The attached financial information for the 2013 and 2012 periods is presented as previously reported and as adjusted for the error corrections.

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

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BEAM REPORTS SECOND QUARTER RESULTS, PAGE 6

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to matters including market growth, our performance and the effects of the timing of expenses and foreign exchange rates. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions; competitive innovation and marketing pressures, including price; changes in consumer preferences and trends; financial and integration risks associated with acquisitions, joint ventures, and alliances, as well as potential divestitures; the price and availability of raw materials and energy; risks associated with doing business outside the United States, including changes in laws, governmental regulations and policies, compliance with anti-corruption statutes, civil and political unrest, and local labor conditions; our ability to manage organizational productivity and global supply chains effectively; the impact of excise tax increases and customs duties on our products or changes to government financial incentives; fluctuations in currency exchange rates; our ability to reach agreement on, maintain or renegotiate key agreements; potential liabilities, costs and uncertainties of litigation; our ability to attract and retain qualified personnel; changes to laws and regulations; downgrades of the Company’s credit ratings; dependence on performance of distributors, promoters and other marketing arrangements; product quality issues; costs of certain employee and retiree benefits and returns on pension assets; tax law changes or interpretation of existing tax laws; ability to secure and maintain rights to intellectual property, including trademarks, trade dress and tradenames; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities and supply/demand forecasting uncertainties; breaches of data security; and other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including comparable net sales, diluted EPS before charges/gains, operating income before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

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Crafting the Spirits that Stir the World

Beam Inc.

Consolidated Income Statement

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2013	2012	% Change	2013	2012	% Change
Sales	$794.7	$753.9		$1,503.7	$1,409.8
Less: Excise taxes	(157.1)	(156.9)		(294.6)	(286.0)

Net sales	637.6	597.0	6.8%	1,209.1	1,123.8	7.6%
Cost of goods sold	263.5	249.4	5.7%	487.7	464.2	5.1%

Gross profit	374.1	347.6	7.6%	721.4	659.6	9.4%
Advertising and marketing expense	104.1	98.0	6.2%	178.9	174.7	2.4%
Selling, general and administrative expense	105.9	104.7	1.1%	208.8	205.1	1.8%
Amortization of intangible assets	4.3	4.3	0.0%	8.8	8.5	3.5%
Gain on sale of brands and related assets	(0.4)	—		(13.2)	—
Restructuring charges	0.1	0.4		0.8	2.7
Business separation costs	—	13.8		—	13.8

Operating income	160.1	126.4	26.7%	337.3	254.8	32.4%
Interest expense	25.7	26.9	-4.5%	52.1	51.4	1.4%
Loss on early extinguishment of debt	43.1	—		43.1	—
Other income	(0.8)	(22.5)		(2.2)	(28.4)

Income from continuing operations before income taxes	92.1	122.0	-24.5%	244.3	231.8	5.4%
Income taxes	17.5	20.1		55.3	53.6

Income from continuing operations	74.6	101.9	-26.8%	189.0	178.2	6.1%
Loss from discontinued operations, net of tax	(0.3)	(0.8)		(1.6)	(0.1)

Net income	$74.3	$101.1	-26.5%	$187.4	$178.1	5.2%

Basic earnings (loss) per common share:
Continuing operations	$0.46	$0.64	-28.1%	$1.17	$1.13	3.5%
Discontinued operations	—	(0.01)		(0.01)	—

Net income	$0.46	$0.63	-27.0%	$1.16	$1.13	2.7%

Diluted earnings (loss) per common share:
Continuing operations	$0.46	$0.63	-27.0%	$1.16	$1.11	4.5%
Discontinued operations	—	(0.01)		(0.01)	—

Net income	$0.46	$0.62	-25.8%	$1.15	$1.11	3.6%

Weighted-average common shares outstanding
Basic	161.7	158.0	2.3%	161.1	157.5	2.3%
Diluted	163.1	160.8	1.4%	162.4	160.2	1.4%

Beam Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

	June 30,	December 31,
(In millions)	2013	2012
Assets
Cash and cash equivalents	$313.1	$365.7
Accounts receivable	489.4	453.0
Inventories	1,819.1	1,763.0
Other current assets	294.1	307.5

Total current assets	2,915.7	2,889.2
Property, plant and equipment	790.6	787.9
Goodwill and other intangible assets	4,762.6	4,879.1
Other assets	94.8	106.5

Total assets	$8,563.7	$8,662.7

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$443.7	$480.1
Accounts payable	200.4	264.0
Long-term debt	2,032.6	2,024.9
Other liabilities	1,172.0	1,297.9

Total liabilities	3,848.7	4,066.9
Total equity	4,715.0	4,595.8

Total liabilities and equity	$8,563.7	$8,662.7

Beam Inc.

Use of Non-GAAP Financial Information

Management believes the measures used in this release that are not presented in accordance with generally accepted accounting principles (“GAAP”) provide investors with important perspectives into the Company’s ongoing business performance by excluding certain items, referred to as “charges / gains,” that management believes are not indicative of the Company’s underlying results for purposes of analyzing the Company’s performance on a year-over-year basis. The Company’s definition of charges / gains includes (when applicable) asset impairment charges, gain/loss on the disposition of assets, restructuring charges, other charges related to restructuring initiatives that cannot be reported as restructuring under GAAP, acquisition and integration related costs, distribution gains from the wind down of our former Maxxium investment, and loss on early extinguishment of debt. Charges / gains excluded from GAAP results may also include other items which management believes are not indicative of the Company’s underlying operating performance for purposes of evaluating past and future performance; such items are excluded from GAAP results to improve comparability between periods.

Additional non-GAAP measures included in this release include amounts identified as “comparable,” “adjusted” and “constant currency,” as well as “adjusted free cash flow” and “earnings before interest, income taxes, depreciation, and amortization of intangible assets (EBITDA) before charges / gains”. The Company does not intend for this information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations of non-GAAP measures to the most closely comparable GAAP measures, together with a further explanation as to why management believes the non-GAAP measures provide useful information, are included on the following pages.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012			% Increase (Decrease)
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$637.6	—	$637.6	$597.0	—	$597.0	6.8%		6.8%
Cost of goods sold	263.5	(0.5)		249.4	(0.2)

Gross profit	374.1	0.5	374.6	347.6	0.2	347.8	7.6%		7.7%
Gross profit margin	58.7%		58.8%	58.2%		58.3%	50	bps	50	bps
Advertising and marketing expense	104.1	—		98.0	—
Selling, general and administrative expense	105.9	(2.2)		104.7	(11.5)
Amortization of intangible assets	4.3	—		4.3	—
Gain on sale of brands and related assets	(0.4)	0.4		—	—
Restructuring charges	0.1	(0.1)		0.4	(0.4)
Business separation costs	—	—		13.8	(13.8)

Operating income	160.1	2.4	162.5	126.4	25.9	152.3	26.7%		6.7%
Operating income margin	25.1%		25.5%	21.2%		25.5%	390	bps	—	bps
Interest expense	25.7	—		26.9	—
Loss on early extinguishment of debt	43.1	(43.1)		—	—
Other income	(0.8)	—		(22.5)	18.0

Income from continuing operations before income taxes	92.1	45.5		122.0	7.9
Income taxes	17.5	15.7		20.1	15.6

Effective tax rate	19.0%		24.1%	16.5%		27.5%

Income from continuing operations	$74.6	29.8	$104.4	$101.9	(7.7)	$94.2	26.8%		10.8%

Diluted EPS - continuing operations	$0.46	0.18	$0.64	$0.63	(0.04)	$0.59	27.0%		8.5%

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended June 30, 2013	Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Operating income	Loss on debt extinguishment	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$—	$0.2	$(0.2)	$—	$(0.2)	$(0.1)	$(0.1)	$—
2 Other charges (b)	—	(2.2)	—	—	2.2	—	2.2	0.9	1.3	0.01
3 Acquisition/integration related costs (c)	(0.5)	—	—	(0.3)	0.8	—	0.8	0.3	0.5	—
4 Gain on sale of brands (d)	—	—	0.4	—	(0.4)	—	(0.4)	(0.1)	(0.3)	—
5 Loss on early extinguishment of debt (e)	—	—	—	—	—	(43.1)	43.1	14.7	28.4	0.17

	$(0.5)	$(2.2)	$0.4	$(0.1)	$2.4	$(43.1)	$45.5	$15.7	$29.8	$0.18

Three months ended June 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other income	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$0.2	$—	$(0.2)	$—	$(0.2)	$—	$(0.2)	$—
2 Other charges (b)	—	(0.2)	—	—	0.2	—	0.2	—	0.2	—
3 Acquisition/integration related costs (c)	(0.2)	(11.3)	(0.6)	—	12.1	—	12.1	4.5	7.6	0.05
4 Separation costs (f)	—	—	—	(13.8)	13.8	—	13.8	5.3	8.5	0.05
5 Tax indemnification (g)	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
6 Income tax adjustment (h)	—	—	—	—	—	—	—	5.8	(5.8)	(0.03)

	$(0.2)	$(11.5)	$(0.4)	$(13.8)	$25.9	$18.0	$7.9	$15.6	$(7.7)	$(0.04)

(a)	In 2013 and 2012, the restructuring credit of $0.2 million was primarily due to the elimination of restructuring reserves which were deemed to be no longer necessary.
(b)	Other charges for 2013 represent $2.2 million of legal, forensic accounting and other third party expenses related to our India investigation. Other charges in 2012 primarily consists of consulting fees related to continuous improvement projects.
(c)	In 2013, the adjustments relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including, accelerated depreciation and employee retention costs). In 2012, the adjustments relate to the acquisition and integration of the Pinnacle and Calico Jack assets, primarily consisting of transaction-related fees (investment bank, professional advisory, consulting and other transaction and integration-related fees) of $4.7 million and contract termination fees of $6.6 million, which the Company incurred to align the distribution of the acquired brands with the Company’s existing distribution structure. Contract termination fees are primarily based on actual settlement agreements, but where a settlement agreement has not been reached the Company recorded an estimated liability.
(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.
(e)	Adjustment to eliminate loss on early extinguishment of debt related to tender offer.
(f)	Adjustment to eliminate external costs directly related to implementing the sale of the golf business and the tax-free spin-off of Fortune Brands Home & Security, Inc. (together, the “Separation”) in 2011. The separation costs in the second quarter of 2012 include a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012. The settlement charge primarily consists of the recognition of pension losses previously deferred in accumulated other comprehensive income and the $29 million distribution was the amount of the executives’ unfunded pension benefit. The pension settlement charge was partially offset by reversal of Separation-related reserves that were determined to be no longer necessary.
(g)	Nontaxable reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.
(h)	The adjustment in the 2012 period is to eliminate income tax matters related to the resolution of foreign tax audit examinations.
bps	- basis points

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012			% Increase
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/ Gains (Non-GAAP)
Net sales	$1,209.1	—	$1,209.1	$1,123.8	—	$1,123.8	7.6%		7.6%
Cost of goods sold	487.7	(0.8)		464.2	(0.4)

Gross profit	721.4	0.8	722.2	659.6	0.4	660.0	9.4%		9.4%
Gross profit margin	59.7%		59.7%	58.7%		58.7%	100	bps	100	bps

Advertising and marketing expense	178.9	—		174.7	—
Selling, general and administrative expense	208.8	(4.0)		205.1	(15.9)
Amortization of intangible assets	8.8	—		8.5	—
Gain on sale of brands and related assets	(13.2)	13.2		—	—
Restructuring charges	0.8	(0.8)		2.7	(2.7)
Business separation costs	—	—		13.8	(13.8)

Operating income	337.3	(7.6)	329.7	254.8	32.8	287.6	32.4%		14.6%
Operating income margin	27.9%		27.3%	22.7%		25.6%	520	bps	170	bps
Interest expense	52.1	—		51.4	—
Loss on early extinguishment of debt	43.1	(43.1)		—	—
Other income	(2.2)	—		(28.4)	19.9

Income from continuing operations before income taxes	244.3	35.5		231.8	12.9
Income tax expense	55.3	18.0		53.6	14.6

Effective tax rate	22.6%		26.2%	23.1%		27.9%

Income from continuing operations	$189.0	17.5	$206.5	$178.2	(1.7)	$176.5	6.1%		17.0%

Diluted EPS - continuing operations	$1.16	0.11	$1.27	$1.11	(0.01)	$1.10	4.5%		15.5%

Adjustments Detail by Applicable Financial Statement Line Items

Six Months Ended June 30, 2013	Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Operating income	Loss on debt extinguishment	Pre-tax income-cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2 Other charges (b)	—	(4.0)	—	—	4.0	—	4.0	1.5	2.5	0.02
3 Acquisition/integration related costs (c)	(0.8)	—	—	(0.8)	1.6	—	1.6	0.6	1.0	0.01
4 Gain on sale of brands (d)	—	—	13.2	—	(13.2)	—	(13.2)	(4.7)	(8.5)	(0.05)
5 Loss on early extinguishment of debt (e)	—	—	—	—	—	(43.1)	43.1	14.7	28.4	0.17
6 Income tax adjustment (f)	—	—	—	—	—	—	—	5.9	(5.9)	(0.04)

	$(0.8)	$(4.0)	$13.2	$(0.8)	$(7.6)	$(43.1)	$35.5	$18.0	$17.5	$0.11

Six Months Ended June 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other Income	Pre-tax income -cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(2.1)	$—	$2.1	$—	$2.1	$0.8	$1.3	$0.01
2 Other charges (b)	(0.2)	(0.8)	—	—	1.0	—	1.0	0.3	0.7	—
3 Acquisition/integration related costs (c)	(0.2)	(15.1)	(0.6)	—	15.9	—	15.9	2.4	13.5	0.08
4 Separation costs (g)	—	—	—	(13.8)	13.8	—	13.8	5.3	8.5	0.05
5 Tax indemnification (h)	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
6 Maxxium distribution (i)	—	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)
7 Income tax adjustment (f)	—	—	—	—	—	—	—	5.8	(5.8)	(0.03)

	$(0.4)	$(15.9)	$(2.7)	$(13.8)	$32.8	$19.9	$12.9	$14.6	$(1.7)	$(0.01)

(a)	First quarter 2013 restructuring charges of $0.2 million, which primarily included employee-related charges associated with the relocation of our North America shared services to Kentucky, were offset by a second quarter restructuring credit of $0.2 million, which was primarily due to the elimination of restructuring reserves, which were deemed to be no longer necessary. In 2012, the adjustment is to eliminate restructuring and other charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives, which primarily include relocations of certain US financial and human resources shared services from Deerfield headquarters to Kentucky.
(b)	Other charges for 2013 represent $4.0 million of legal, forensic accounting and other third party expenses related to our India investigation. Other charges in 2012 primarily consists of consulting fees related to continuous improvement projects.
(c)	In 2013, the adjustments relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including accelerated depreciation and employee retention costs). In 2012, the adjustments relate to the acquisition and integration of Pinnacle and Cooley Distillery as well as 2012 tax on earnings distributed within certain of Beam’s foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. Acquisition related charges primarily include transaction-related expenses of $5.6 million and contract termination expenses of $9.5 million.
(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.
(e)	Adjustment to eliminate loss on early extinguishment of debt related to tender offer.
(f)	In 2013, the adjustment primarily relates to our decision in the first quarter of 2013 to participate in a tax amnesty program resulting in an adjustment to uncertain tax positions. In 2012, the adjustment is to eliminate income tax matters related to the resolution of foreign tax audit examinations.
(g)	The separation costs in the second quarter of 2012 include a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012. The settlement charge primarily consists of the recognition of pension losses previously deferred in accumulated other comprehensive income and the $29 million distribution was the amount of the executives’ unfunded pension benefit. The pension settlement charge was partially offset by reversal of Separation-related reserves that were determined to be no longer necessary.
(h)	Nontaxable reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.
(i)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.
bps	- basis points

Beam Inc.

Segment Information (a)

(Unaudited)

				Constant Currency (Non-GAAP)
	Three Months Ended June 30,		% Change Reported	2013 Adjusted Amount (b)	% Change Adjusted
(In millions)	2013	2012
Net Sales
North America	$410.4	$370.8	10.7%	$409.7	10.5%
Europe, Middle East, Africa (“EMEA”)	116.9	112.1	4.3%	115.3	2.9%
Asia Pacific / South America (“APSA”)	110.3	114.1	-3.3%	110.4	-3.2%

Segment net sales	637.6	597.0	6.8%	635.4	6.4%
Foreign exchange	—	—		2.2	n/m

Total net sales	$637.6	$597.0	6.8%	$637.6	6.8%

				Constant Currency (Non-GAAP)
	Three Months Ended June 30,		% Change Reported	2013 Adjusted Amount (b)	% Change Adjusted
	2013	2012
Operating Income
North America	$121.3	$105.7	14.8%	$121.6	15.0%
EMEA	23.1	23.6	-2.1%	22.3	-5.5%
APSA	18.1	23.0	-21.3%	17.7	-23.0%

Segment operating income	162.5	152.3	6.7%	161.6	6.1%
Deduct:
Foreign exchange	—	—		(0.9)
Gain on sale of brands and related assets	(0.4)	—		(0.4)
Business separation costs	—	13.8		—
Restructuring charges	0.1	0.4		0.1
Other charges	2.7	11.7		2.7

Total operating income	$160.1	$126.4	26.7%	$160.1	26.7%

(a)	The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact the underlying growth rate of the segments.
(b)	Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Three Months Ended June 30, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	11	4	(3)	7
Foreign currency impact	—	(1)	—	—
Acquisitions/divestitures	(5)	4	—	(2)

Comparable Net Sales (Non-GAAP)	6	7	(3)	5

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. The Company believes that comparable net sales growth is useful in evaluating the Company’s sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

Beam Inc.

Segment Information (a)

(Unaudited)

				Constant Currency (Non-GAAP)
	Six Months Ended June 30,		% Change Reported	2013 Adjusted Amount (b)	% Change Adjusted
(In millions)	2013	2012
Net Sales
North America	$771.0	$676.7	13.9%	$770.0	13.8%
Europe, Middle East, Africa (“EMEA”)	221.1	217.6	1.6%	219.4	0.8%
Asia Pacific / South America (“APSA”)	217.0	229.5	-5.4%	218.3	-4.9%

Segment net sales	1,209.1	1,123.8	7.6%	1,207.7	7.5%
Foreign exchange	—	—		1.4	n/m

Total net sales	$1,209.1	$1,123.8	7.6%	$1,209.1	7.6%

				Constant Currency (Non-GAAP)
	Six Months Ended June 30,		% Change Reported	2013 Adjusted Amount (b)	% Change Adjusted
	2013	2012
Operating Income
North America	$243.8	$203.0	20.1%	$244.2	20.3%
EMEA	47.3	40.3	17.4%	46.6	15.6%
APSA	38.6	44.3	-12.9%	39.0	-12.0%

Segment operating income	329.7	287.6	14.6%	329.8	14.7%
Deduct:
Foreign exchange	—	—		0.1
Gain on sale of brands and related assets	(13.2)	—		(13.2)
Business separation costs	—	13.8		—
Restructuring charges	0.8	2.7		0.8
Other charges	4.8	16.3		4.8

Total operating income	$337.3	$254.8	32.4%	$337.3	32.4%

(a)	The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact the underlying growth rate of the segments.
(b)	Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Six Months Ended June 30, 2013
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	14	2	(5)	8
Foreign currency impact	—	(1)	—	—
Acquisitions/divestitures	(7)	3	—	(4)

Comparable Net Sales (Non-GAAP)	7	4	(5)	4

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted to eliminate the impacts of foreign exchange and acquisitions/divestitures. The Company believes that comparable net sales growth is useful in evaluating the Company’s sales growth year-over-year because it excludes items that are not indicative of underlying sales performance.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions)

EBITDA Before Charges/Gains(a)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2013
	2013	2012	2013	2012
GAAP income from continuing operations	$74.6	$101.9	$189.0	$178.2	$414.2
Add (deduct):
Other income	(0.8)	(22.5)	(2.2)	(28.4)	(8.9)
Interest expense	25.7	26.9	52.1	51.4	109.7
Loss on early extinguishment of debt	43.1	—	43.1	—	43.1
Depreciation expense	26.5	24.8	54.8	49.4	107.3
Amortization expense	4.3	4.3	8.8	8.5	17.5
Income tax expense	17.5	20.1	55.3	53.6	97.9
Adjustment for charges / gains (see detail above)	2.4	25.9	(7.6)	32.8	15.6

EBITDA before charges/gains (Non-GAAP)	$193.3	$181.4	$393.3	$345.5	$796.4

(a)	EBITDA before charges/gains is EBITDA less charges/gains. Refer to the section “Use of Non-GAAP Financial Information” (above) for definitions of EBITDA and “charges/gains”. Management uses this measure to assess returns. Management believes this measure provides investors with helpful information about the Company’s ability to fund internal growth, make acquisitions and repay debt and related interest.

Net Debt at June 30, 2013
Short-term debt, including current portion of long-term debt	$443.7
Long-term debt	2,032.6

Total debt	2,476.3
Less: Cash and cash equivalents	(313.1)

Net Debt	$2,163.2

Net Debt-to-EBITDA before charges/gains
Net Debt at June 30, 2013 (from above)	$2,163.2	A
EBITDA before charges/gains	$796.4	B
Net debt to EBITDA before charges/gains	2.7	A/B

Free Cash Flow & Cash Conversion Rate (a)

	Three Months Ended June 30,		Six Months Ended June 30,		2013 Full Year Targeted Range
	2013	2012	2013	2012
GAAP cash provided by operating activities	$31.1	$76.8	$(28.4)	$25.2	$430 - 495
Add (deduct):
Capital expenditures, net of disposition proceeds	(31.1)	(34.9)	(54.8)	(58.0)	(145) - (160)
Cash used for discontinued operations (b)	1.0	3.2	16.9	22.1	17 - 17

Free cash flow (Non-GAAP)	$1.0	$45.1	$(66.3)	$(10.7)	$300 - 350

(a)	Free cash flow is defined as GAAP cash flow from operations less capital expenditures for property, plant and equipment additions (net of disposition proceeds), adjusted for operating cash flow related to discontinued operations. Management believes free cash flow provides investors with an important perspective on the cash available for dividends, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Management uses free cash flow to assess business performance and overall liquidity.
(b)	Represents cash used primarily for settlement of liabilities of divested businesses and payment of incentive compensation, severance and pension benefits to former Fortune Brands executives. Targeted amount represents actual amounts paid in 2013, as timing and amount of future payments are uncertain.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

Return on Invested Capital (ROIC) from Continuing Operations (a)

($ in millions)	Twelve Months Ended June 30, 2013 - Income from Cont. Ops. plus After- tax Interest & Loss on debt extinguishment	Average Invested Capital	ROIC
Unadjusted	$514	$6,901	7%
Add: impact of “charges/gains” (previously defined)	(27)	(18)

ROIC before charges/gains (Non-GAAP)	487	6,883	7%
Impact of excluding goodwill and other intangibles	11	(4,820)

ROIC before charges/gains and excl. goodwill and other intangibles (Non-GAAP)	$498	$2,063	24%

(a)	ROIC is income from continuing operations plus after-tax interest expense and loss on extinguishment of debt divided by the average of invested capital (debt less cash plus stockholders’ equity plus after-tax amounts of interest expense and loss on early extinguishment of debt). Adjusted ROIC is adjusted for the amounts used to calculate adjusted income from continuing operations. Invested capital is a multi-point average of the 12 months ended June 30, 2013. See the page entitled “Use of Non-GAAP Financial Information” for further information relating to the Company’s use of non-GAAP measures.

Reconciliation of Full Year 2013 Diluted EPS from Continuing Operations Growth Target to GAAP Target

For the full year 2013, the Company is targeting high-single-digit growth in diluted EPS from continuing operations before charges/gains as compared to its full year 2012 diluted EPS from continuing operations before charges/gains of $2.40. Given the nature of special charges/gains, the Company cannot predict such items, and, therefore, the Company’s 2013 targeted diluted EPS from continuing operations used to determine the year-over-year growth rate in diluted EPS excludes any such items.

Comparing targeted 2013 diluted EPS from continuing operations before charges/gains to the Company’s 2012 GAAP diluted EPS from continuing operations, which was $2.51, results in mid-single-digit growth in diluted earnings per share from continuing operations. The lower growth rate, as compared to year-over-year growth on a before charges/gains basis, is attributable to the 2012 charges/gains described above.

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth

Six Months Ended June 30, 2013

(Unaudited)

	GAAP Basis	Foreign Currency Exchange Rates	Acquisitions/ Divestitures	Non-GAAP - Comparable Basis
	%			%
Power Brands	10	—	(6)	4
Jim Beam	4	—	—	4
Maker’s Mark	18	—	—	18
Sauza (a)	6	(1)	—	5
Courvoisier	(10)	—	—	(10)
Canadian Club	16	1	—	17
Teacher’s	(21)	4	—	(17)
Pinnacle	426	—	(413)	13

Rising Stars	1	—	(1)	—
Laphroaig	13	—	—	13
Knob Creek	16	—	—	16
Basil Hayden’s	34	—	—	34
Kilbeggan (b)	6	(1)	(31)	(26)
Cruzan	10	—	—	10
Hornitos	13	(1)	—	12
Skinnygirl	(23)	—	—	(23)
Sourz	(12)	1	—	(11)

Local Jewels	(4)	—	—	(4)

Value Creators	(6)	—	7	1

Net sales (c)	8	—	(4)	4

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes comparable net sales growth is useful in evaluating the Company’s sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts and acquisitions/divestitures. See the section “Use of Non-GAAP Financial Information” (above) for additional information related to the use of Non-GAAP measures.

(a)	Excludes Hornitos
(b)	Includes 2Gingers
(c)	Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.

Revision to Prior Period Financial Statements - 2012

(unaudited)

During 2013 the Company corrected certain prior period errors related to the timing of revenue recognition for sales of non-branded bulk spirits and other out-of-period items. See “Revision of Prior Period Financial Statements” in the accompanying news release. The following table presents the financial statements as previously reported and as adjusted for the error corrections.

	Three Months Ended March 31, 2012			Three Months Ended June 30, 2012			Three Months Ended September 30, 2012
(In millions, except per share amounts)	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Sales	$662.9	$(7.0)	$655.9	$752.4	$1.5	$753.9	$778.3	$(0.8)	$777.5
Less: Excise taxes	(129.1)	—	(129.1)	(156.9)	—	(156.9)	(150.8)	—	(150.8)

Net sales	533.8	(7.0)	526.8	595.5	1.5	597.0	627.5	(0.8)	626.7
Cost of goods sold	219.1	(4.3)	214.8	248.6	0.8	249.4	256.0	(0.3)	255.7

Gross profit	314.7	(2.7)	312.0	346.9	0.7	347.6	371.5	(0.5)	371.0
Advertising and marketing expense	76.7	—	76.7	98.0	—	98.0	107.5	—	107.5
Selling, general and administrative expense	100.4	—	100.4	104.7	—	104.7	96.3	—	96.3
Amortization of intangible assets	4.2	—	4.2	4.3	—	4.3	4.3	—	4.3
Business separation costs	—	—	—	13.8	—	13.8	—	—	—
Restructuring charges	2.3	—	2.3	0.4	—	0.4	1.0	—	1.0

Operating income	131.1	(2.7)	128.4	125.7	0.7	126.4	162.4	(0.5)	161.9
Interest expense	24.5	—	24.5	26.9	—	26.9	28.5	—	28.5
Other income	(5.9)	—	(5.9)	(22.5)	—	(22.5)	(1.9)	—	(1.9)

Income from continuing operations before income taxes	112.5	(2.7)	109.8	121.3	0.7	122.0	135.8	(0.5)	135.3
Income taxes	34.1	(0.6)	33.5	20.0	0.1	20.1	44.1	(7.2)	36.9

Income from continuing operations	78.4	(2.1)	76.3	101.3	0.6	101.9	91.7	6.7	98.4
Income (loss) from discontinued operations, net of tax	0.7	—	0.7	(0.8)	—	(0.8)	(15.2)	13.0	(2.2)

Net income	$79.1	$(2.1)	$77.0	$100.5	$0.6	$101.1	$76.5	$19.7	$96.2

Basic earnings (loss) per common share:
Continuing operations	$0.50	$(0.01)	$0.49	$0.64	$—	$0.64	$0.58	$0.04	$0.62
Discontinued operations	—	—	—	(0.01)	—	(0.01)	(0.10)	0.09	(0.01)

Net income	$0.50	$(0.01)	$0.49	$0.63	$0.00	$0.63	$0.48	$0.13	$0.61

Diluted earnings (loss) per common share:
Continuing operations	$0.49	$(0.01)	$0.48	$0.63	$—	$0.63	$0.57	$0.04	$0.61
Discontinued operations	—	—	—	(0.01)	—	(0.01)	(0.10)	0.09	(0.01)

Net income	$0.49	$(0.01)	$0.48	$0.62	$—	$0.62	$0.47	$0.13	$0.60

	Three Months Ended December 31, 2012			Twelve Months Ended December 31, 2012
(In millions, except per share amounts)	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Sales	$876.5	$0.1	$876.6	$3,070.1	$(6.2)	$3,063.9
Less: Excise taxes	(167.4)	—	(167.4)	(604.2)	—	(604.2)

Net sales	709.1	0.1	709.2	2,465.9	(6.2)	2,459.7
Cost of goods sold	303.8	—	303.8	1,027.5	(3.8)	1,023.7

Gross profit	405.3	0.1	405.4	1,438.4	(2.4)	1,436.0
Advertising and marketing expense	116.5	—	116.5	398.7	—	398.7
Selling, general and administrative expense	111.5	—	111.5	412.9	—	412.9
Amortization of intangible assets	4.4	—	4.4	17.2	—	17.2
Business separation costs	—	—	—	13.8	—	13.8
Restructuring charges	0.6	—	0.6	4.3	—	4.3
Asset impairment charges	15.6	—	15.6	15.6	—	15.6

Operating income	156.7	0.1	156.8	575.9	(2.4)	573.5
Interest expense	29.1	—	29.1	109.0	—	109.0
Other income	(4.8)	—	(4.8)	(35.1)	—	(35.1)

Income from continuing operations before income taxes	132.4	0.1	132.5	502.0	(2.4)	499.6
Income taxes	5.6	0.1	5.7	103.8	(7.6)	96.2

Income from continuing operations	126.8	—	126.8	398.2	5.2	403.4
Loss from discontinued operations, net of tax	(0.5)	(15.4)	(15.9)	(15.8)	(2.4)	(18.2)

Net income	$126.3	$(15.4)	$110.9	$382.4	$2.8	$385.2

Basic earnings (loss) per common share:
Continuing operations	$0.79	$0.01	$0.80	$2.51	$0.04	$2.55
Discontinued operations	—	(0.10)	(0.10)	(0.10)	(0.02)	(0.12)

Net income	$0.79	$(0.09)	$0.70	$2.41	$0.02	$2.43

Diluted earnings (loss) per common share:
Continuing operations	$0.79	$—	$0.79	$2.48	$0.03	$2.51
Discontinued operations	—	(0.10)	(0.10)	(0.10)	(0.01)	(0.11)

Net income	$0.79	$(0.10)	$0.69	$2.38	$0.02	$2.40

Beam Inc.

Revision to Prior Period Financial Statements - 2013

(unaudited)

During 2013 the Company corrected certain prior period errors related to the timing of revenue recognition for sales of non-branded bulk spirits and other out-of-period items. See “Revision of Prior Period Financial Statements” in the accompanying news release. The following table presents the financial statements as previously reported and as adjusted for the error corrections.

	Three Months Ended March 31, 2013
(In millions, except per share amounts)	As Previously Reported	Adjustment	As Revised
Sales	$715.2	$(6.2)	$709.0
Less: Excise taxes	(137.5)	—	(137.5)

Net sales	577.7	(6.2)	571.5
Cost of goods sold	228.6	(4.4)	224.2

Gross profit	349.1	(1.8)	347.3
Advertising and marketing expense	74.8	—	74.8
Selling, general and administrative expense	102.9	—	102.9
Amortization of intangible assets	4.5	—	4.5
Gain on sale of brands and related assets	(12.8)	—	(12.8)
Restructuring charges	0.7	—	0.7

Operating income	179.0	(1.8)	177.2
Interest expense	26.4	—	26.4
Other income	(1.4)	—	(1.4)

Income from continuing operations before income taxes	154.0	(1.8)	152.2
Income taxes	38.2	(0.4)	37.8

Income from continuing operations	115.8	(1.4)	114.4
Loss from discontinued operations, net of tax	(1.3)	—	(1.3)

Net income	$114.5	$(1.4)	$113.1

Basic earnings (loss) per common share:
Continuing operations	$0.72	$(0.01)	$0.71
Discontinued operations	(0.01)	—	(0.01)

Net income	$0.71	$(0.01)	$0.70

Diluted earnings (loss) per common share:
Continuing operations	$0.72	$(0.01)	$0.71
Discontinued operations	(0.01)	—	(0.01)

Net income	$0.71	$(0.01)	$0.70

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012			Increase
	GAAP	Adjustments (See Detail Below)	Before Charges/Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP		Before Charges/Gains (Non-GAAP)
Net sales	$571.5	—	$571.5	$526.8	—	$526.8	8.5%		8.5%
Cost of goods sold	224.2	(0.3)		214.8	(0.2)

Gross profit	347.3	0.3	347.6	312.0	0.2	312.2	11.3%		11.3%
Gross profit margin	60.8%		60.8%	59.2%		59.3%	160	bps	150	bps

Advertising and marketing expense	74.8	—		76.7	—
Selling, general and administrative expense	102.9	(1.8)		100.4	(4.4)
Amortization of intangible assets	4.5	—		4.2	—
Gain on sale of brands and related assets	(12.8)	12.8		—	—
Restructuring charges	0.7	(0.7)		2.3	(2.3)

Operating income	177.2	(10.0)	167.2	128.4	6.9	135.3	38.0%		23.6%
Operating income margin	31.0%		29.3%	24.4%		25.7%	660	bps	360	bps
Interest expense	26.4	—		24.5	—
Other income	(1.4)	—		(5.9)	1.9

Income from continuing operations before income taxes	152.2	(10.0)		109.8	5.0
Income taxes	37.8	2.3		33.5	(1.0)

Effective tax rate	24.8%		28.2%	30.5%		28.3%

Income from continuing operations	$114.4	(12.3)	$102.1	$76.3	6.0	$82.3	49.9%		24.1%

Diluted EPS - continuing operations	$0.71	(0.08)	$0.63	$0.48	0.04	$0.52	47.9%		21.2%

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended March 31, 2013	Cost of goods sold	SG&A expense	Gain on sale of brands and related assets	Restructuring charges	Operating income	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$—	$(0.2)	$0.2	$0.2	$0.1	$0.1	$—
2 Other charges (b)	—	(1.8)	—	—	1.8	1.8	0.6	1.2	0.01
3 Acquisition/integration related costs (c)	(0.3)	—	—	(0.5)	0.8	0.8	0.3	0.5	—
4 Gain on sale of brands and related assets (d)	—	—	12.8	—	(12.8)	(12.8)	(4.6)	(8.2)	(0.05)
5 Income tax adjustment (e)	—	—	—	—	—	—	5.9	(5.9)	(0.04)

	$(0.3)	$(1.8)	$12.8	$(0.7)	$(10.0)	$(10.0)	$2.3	$(12.3)	$(0.08)

Three months ended March 31, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Operating income	Other expense	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(2.3)	$2.3	$—	$2.3	$0.8	$1.5	$0.01
2 Other charges (b)	(0.2)	(0.6)	—	0.8	—	0.8	0.3	0.5	—
3 Acquisition and integration related costs (c)	—	(3.8)	—	3.8	—	3.8	(2.1)	5.9	0.04
4 Maxxium distribution (f)	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)

	$(0.2)	$(4.4)	$(2.3)	$6.9	$1.9	$5.0	$(1.0)	$6.0	$0.04

(a)	The 2013 and 2012 restructuring charges primarily consist of employee-related charges associated with the relocation of our North America shared services to Kentucky as well as other North America organizational streamlining initiatives.
(b)	Other charges for 2013 represent $1.8 million of legal, forensic accounting and other third party expenses related to our India investigation. Other charges in 2012 primarily relate to external fees incurred in connection with various organizational streamlining initiatives.
(c)	In 2013, the adjustments relate to expenses incurred in connection with integrating the Pinnacle business into our operations (including accelerated depreciation and employee retention costs). In 2012, the adjustments relate to the acquisition and integration of the Cooley business, consisting of expenses incurred in connection with acquiring and integrating this business into our operations, primarily distributor termination fees of $3 million and transaction related expenses. The 2012 income tax related amounts include the tax benefit associated with these charges and tax on earnings distributed within certain of Beam’s foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the acquisition.
(d)	The adjustment primarily relates to the gain on the sale of certain non-strategic, economy brands and related inventory in January 2013.
(e)	The adjustment primarily relates to our decision in the first quarter of 2013 to participate in a tax amnesty program resulting in an adjustment to uncertain tax positions.
(f)	The adjustment is to eliminate a gain in the first quarter of 2012 related to a distribution received in connection with the wind down of our former Maxxium investment.
bps	- basis points

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended September 30, 2012
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)
Net sales	$626.7	—	$626.7
Cost of goods sold	255.7	(0.7)

Gross profit	371.0	0.7	371.7
Gross profit margin	59.2%		59.3%
Advertising and marketing expense	107.5	—
Selling, general and administrative expense	96.3	(0.9)
Amortization of intangible assets	4.3	—
Restructuring charges	1.0	(1.0)

Operating income	161.9	2.6	164.5
Operating income margin	25.8%		26.2%
Interest expense	28.5	—
Other income	(1.9)	—

Income (loss) from continuing operations before income taxes	135.3	2.6
Income tax expense (benefit)	36.9	—

Effective tax rate	27.3%		26.8%
Income (loss) from continuing operations	$98.4	2.6	$101.0

Diluted EPS - continuing operations	$0.61	0.02	$0.63

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended September 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Operating income	Pre-tax income -cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$0.6	$(0.6)	$(0.6)	$(0.4)	$(0.2)	$—
2 Other charges (a)	—	0.2	—	(0.2)	(0.2)	—	(0.2)	—
3 Acquisition/integration related costs (b)	(0.7)	(1.1)	(1.6)	3.4	3.4	1.2	2.2	0.02
4 Income tax adjustment	—	—	—	—	—	(0.8)	0.8	—

	$(0.7)	$(0.9)	$(1.0)	$2.6	$2.6	$—	$2.6	$0.02

(a)	Adjustment to eliminate restructuring and other charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(b)	The 2012 adjustments relate to the acquisition and integration of the Pinnacle and Calico Jack assets (“Pinnacle”) and Cooley business, consisting primarily of expenses incurred in connection with integrating these businesses into the Company’s existing operational structure (e.g., accelerated depreciation, employee retention, information technology systems integration costs and other organizational streamlining expenses).

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Nine Months Ended September 30, 2012
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)
Net sales	$1,750.5	—	$1,750.5
Cost of goods sold	719.9	(1.1)

Gross profit	1,030.6	1.1	1,031.7
Gross profit margin	58.9%		58.9%
Advertising and marketing expense	282.2	—
Selling, general and administrative expense	301.4	(16.8)
Amortization of intangible assets	12.8	—
Restructuring charges	3.7	(3.7)
Business separation costs	13.8	(13.8)

Operating income	416.7	35.4	452.1
Operating income margin	23.8%		25.8%
Interest expense	79.9	—
Other income	(30.3)	19.9

Income from continuing operations before income taxes	367.1	15.5
Income tax expense	90.5	14.6

Effective tax rate	24.7%		27.5%

Income from continuing operations	$274.3	0.9	$275.2

Diluted EPS - continuing operations	$1.72	0.01	$1.73

Adjustments Detail by Applicable Financial Statement Line Items

Nine Months Ended September 30, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other (income) expense	Pre-tax income- cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(1.5)	$—	$1.5	$—	$1.5	$0.4	$1.1	$0.01
2 Other charges (a)	(0.2)	(0.6)	—	—	0.8	—	0.8	0.3	0.5	—
3 Acquisition/integration related costs (b)	(0.9)	(16.2)	(2.2)	—	19.3	—	19.3	3.7	15.6	0.10
4 Separation costs (c)	—	—	—	(13.8)	13.8	—	13.8	5.3	8.5	0.05
5 Maxxium distribution (d)	—	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)
6 Tax indemnification (e)	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
7 Income tax adjustment (f)	—	—	—	—	—	—	—	4.9	(4.9)	(0.03)

	$(1.1)	$(16.8)	$(3.7)	$(13.8)	$35.4	$19.9	$15.5	$14.6	$0.9	$0.01

(a)	Adjustment to eliminate restructuring and other charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(b)	The 2012 adjustments relate to the acquisition and integration of Pinnacle and Cooley as well as 2012 tax on earnings distributed within certain of Beam’s foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. The 2012 acquisition related adjustments impacting SG&A expense consist of: transaction-related expenses of $5 million, contract termination expenses of $9 million and integration related expenses of $2 million. In addition, acquisition related adjustments include amounts charged to costs of goods sold and restructuring charges that primarily relate to accelerated depreciation, employee retention and information technology systems integration.
(c)	The adjustment in the 2012 period primarily relates to a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012, partially offset by a decrease in accrued liabilities for estimated costs to complete the Separation.
(d)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.
(e)	Nontaxable reimbursement received from seller of an acquired business for resolution of certain tax matters for years prior to our ownership.
(f)	The adjustment in the 2012 period is primarily to eliminate income tax matters related to the resolution of foreign tax audit examinations.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Three Months Ended December 31, 2012
	GAAP	Adjustments (See Detail Below)	Before Charges/Gains (Non-GAAP)
Net sales	$709.2	—	$709.2
Cost of goods sold	303.8	0.3

Gross profit	405.4	(0.3)	405.1
Gross profit margin	57.2%		57.1%
Advertising and marketing expense	116.5	—
Selling, general and administrative expense	111.5	(4.7)
Amortization of intangible assets	4.4	—
Restructuring charges	0.6	(0.6)
Asset impairment charges	15.6	(15.6)

Operating income	156.8	20.6	177.4
Operating income margin	22.1%		25.0%
Interest expense	29.1	—
Other income	(4.8)	—

Income from continuing operations before income taxes	132.5	20.6
Income taxes	5.7	39.2

Effective tax rate	4.3%		29.3%

Income from continuing operations	$126.8	(18.6)	$108.2

Diluted EPS - continuing operations	$0.79	(0.12)	$0.67

Adjustments Detail by Applicable Financial Statement Line Items

Three months ended December 31, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Asset Impairment	Operating income	Pre-tax income - cont. operations	Income taxes	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$0.5	$—	$(0.5)	$(0.5)	$(0.2)	$(0.3)	$—
2 Other charges (a)	0.5	(3.6)	—	—	3.1	3.1	1.1	2.0	0.01
3 Acquisition/integration related costs (b)	(0.2)	(1.1)	(1.1)	—	2.4	2.4	0.9	1.5	0.01
4 Asset impairment (c)	—	—	—	(15.6)	15.6	15.6	4.7	10.9	0.07
5 Income tax adjustment (d)	—	—	—	—	—	—	32.7	(32.7)	(0.21)

	$0.3	$(4.7)	$(0.6)	$(15.6)	$20.6	$20.6	$39.2	$(18.6)	$(0.12)

(a)	The 2012 restructuring credit of $0.5 million represents the reversal of restructuring accruals that were determined to be no longer required, while the $2 million of restructuring charges in 2011 relates to organizational streamlining projects. In 2012, other SG&A charges include $3.6 million of legal, forensic accounting and other fees related to our India investigation. Other cost of goods sold for 2012 includes a $0.5 million gain on the sale of assets in connection with our 2011 project to centralize bottling operations in Kentucky.
(b)	The 2012 adjustments relate to the acquisition and integration of the Pinnacle and Cooley Distillery, consisting primarily of expenses incurred in connection with integrating these businesses into the Company’s existing operational structure (e.g., distributor termination fees, accelerated depreciation, employee retention, and other organizational streamlining expenses).
(c)	The adjustment in 2012 relates to the non-cash impairment of a tradename in Spain.
(d)	The income tax adjustments in the 2012 period primarily related to a $22 million foreign tax credit related to the repatriation of foreign earnings and a $9 million net benefit related to the resolution of U.S. and foreign tax audit examinations for certain years.

Beam Inc.

Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

($ in millions, except per share)

	Year Ended December 31, 2012
	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)
Net sales	$2,459.7	—	$2,459.7
Cost of goods sold	1,023.7	(0.8)

Gross profit	1,436.0	0.8	1,436.8
Gross profit margin	58.4%		58.4%
Advertising and marketing expense	398.7	—
Selling, general and administrative expense	412.9	(21.5)
Amortization of intangible assets	17.2	—
Restructuring charges	4.3	(4.3)
Business separation costs	13.8	(13.8)
Asset impairment charges	15.6	(15.6)

Operating income	573.5	56.0	629.5
Operating income margin	23.3%		25.6%
Interest expense	109.0	—
Other income	(35.1)	19.9

Income from continuing operations before income taxes	499.6	36.1
Income tax expense	96.2	53.8

Effective tax rate	19.3%		28.0%

Income from continuing operations	$403.4	(17.7)	$385.7

Diluted EPS - continuing operations	$2.51	(0.11)	$2.40

Adjustments Detail by Applicable Financial Statement Line Items

Year Ended December 31, 2012	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Asset Impair- ment	Operating income	Other (income) expense	Pre-tax income- cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations
1 Restructuring charges (a)	$—	$—	$(1.0)	$—	$—	$1.0	$—	$1.0	$0.2	$0.8	$—
2 Other charges (a)	0.3	(4.2)	—	—	—	3.9	—	3.9	1.4	2.5	0.01
3 Acquisition/integration related costs (b)	(1.1)	(17.3)	(3.3)	—	—	21.7	—	21.7	4.6	17.1	0.11
4 Separation costs (c)	—	—	—	(13.8)	—	13.8	—	13.8	5.3	8.5	0.05
5 Asset impairment (d)	—	—	—		(15.6)	15.6	—	15.6	4.7	10.9	0.07
6 Maxxium distribution (e)	—	—	—	—	—	—	1.9	(1.9)	—	(1.9)	(0.01)
7 Tax indemnification (f)	—	—	—	—	—	—	18.0	(18.0)	—	(18.0)	(0.11)
8 Income tax adjustment (g)	—	—	—	—	—	—	—	—	37.6	(37.6)	(0.23)

	$(0.8)	$(21.5)	$(4.3)	$(13.8)	$(15.6)	$56.0	$19.9	$36.1	$53.8	$(17.7)	$(0.11)

(a)	Restructuring charges of $1 million in 2012, primarily relate to facility consolidations, supply chain and distribution and other organizational streamlining activities. In 2012, other SG&A charges primarily include $3.6 million of charges associated with our internal investigation with respect to our India operations.
(b)	The 2012 adjustments relate to the acquisition and integration of Pinnacle and Cooley as well as 2012 tax on earnings distributed within certain of Beam’s foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. The 2012 acquisition related adjustments impacting SG&A expense consist of: transaction-related expenses of $5 million, contract termination expenses of $10 million and integration related expenses of $2 million. In addition, acquisition related adjustments include amounts charged to costs of goods sold and restructuring charges that primarily relate to accelerated depreciation and employee retention.
(c)	The adjustment in 2012 primarily relates to a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012, partially offset by a decrease in accrued liabilities for estimated costs to complete the Separation.
(d)	The adjustment in 2012 relates to the non-cash impairment of a tradename in Spain.
(e)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.
(f)	Nontaxable reimbursement received from seller of an acquired business for resolution of certain tax matters for years prior to our ownership.
(g)	In 2012, the income tax adjustments primarily include a $22 million foreign tax credit related to the repatriation of foreign earnings and a $17 million net benefit arising from the resolution of certain foreign and US federal and state tax return matters.

Beam Inc.

Revision to Prior Financial Statements - Condensed Balance Sheet

(Unaudited)

During 2013 the Company corrected certain prior period errors related to the timing of revenue recognition for sales of non-branded bulk spirits and other out-of-period items. See “Revision of Prior Period Financial Statements” in the accompanying news release. The following table presents the financial statements as previously reported and as adjusted for the error corrections.

	December 31, 2012
(In millions)	As Previously Reported	Adjustment	As Revised
Assets
Cash and cash equivalents	$365.7	$—	$365.7
Accounts receivable	455.7	(2.7)	453.0
Inventories	1,736.9	26.1	1,763.0
Other current assets	305.1	2.4	307.5

Total current assets	2,863.4	25.8	2,889.2
Property, plant and equipment	787.9	—	787.9
Goodwill and other intangible assets	4,879.1	—	4,879.1
Other assets	106.5	—	106.5

Total assets	$8,636.9	$25.8	$8,662.7

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$480.1	$—	$480.1
Accounts payable	264.0	—	264.0
Long-term debt	2,024.9	—	2,024.9
Other liabilities	1,255.8	42.1	1,297.9

Total liabilities	4,024.8	42.1	4,066.9
Total equity	4,612.1	(16.3)	4,595.8

Total liabilities and equity	$8,636.9	$25.8	$8,662.7

Beam Inc.

Revision to Prior Period Financial Statements - Segments - Q113 and 2012

(unaudited)

During 2013 the Company corrected certain prior period errors related to the timing of revenue recognition for sales of non-branded bulk spirits and other out-of-period items. See “Revision of Prior Period Financial Statements” in the accompanying news release. The following table presents segment information as previously reported and as adjusted for the error corrections.

The following table sets forth our segment information “as reported” and “revised” after giving effect to the adjustments described above.

(in millions)	For the Quarter Ended,										Year Ended
	March 31, 2013		March 31, 2012		June 30, 2012		September 30, 2012		December 31, 2012		December 31, 2012
	As previously reported	As Revised	As previously reported	As Revised	As previously reported	As Revised	As previously reported	As Revised	As previously reported	As Revised	As previously reported	As Revised
Net Sales
North America	$364.0	$360.6	$309.3	$305.9	$370.1	$370.8	$380.1	$379.8	$391.1	$391.0	$1,450.6	$1,447.5
Europe, Middle East, Africa (“EMEA”)	105.6	104.2	107.3	105.5	111.7	112.1	116.5	116.2	177.2	177.3	512.7	511.1
Asia Pacific / South America (“APSA”)	108.1	106.7	117.2	115.4	113.7	114.1	130.9	130.7	140.8	140.9	502.6	501.1

Total net sales	$577.7	$571.5	$533.8	$526.8	$595.5	$597.0	$627.5	$626.7	$709.1	$709.2	$2,465.9	$2,459.7

Operating Income
North America	$123.4	$122.4	$98.6	$97.3	$105.4	$105.7	$105.8	$105.5	$83.7	$83.8	$393.5	$392.3
EMEA	24.6	24.2	17.4	16.7	23.4	23.6	27.9	27.8	54.9	54.9	123.6	123.0
APSA	21.0	20.6	22.0	21.3	22.8	23.0	31.3	31.2	38.7	38.7	114.8	114.2

Segment operating income	169.0	167.2	138.0	135.3	151.6	152.3	165.0	164.5	177.3	177.4	631.9	629.5

Deduct:
Gain on sale of brands and related assets	(12.8)	(12.8)	—	—	—	—	—	—	—	—	$—	$—
Business separation costs	—	—	—	—	13.8	13.8	—	—	—	—	13.8	13.8
Restructuring charges	0.7	0.7	2.3	2.3	0.4	0.4	1.0	1.0	0.6	0.6	4.3	4.3
Other charges	2.1	2.1	4.6	4.6	11.7	11.7	1.6	1.6	4.4	4.4	22.3	22.3
Asset impairment	—	—	—	—	—	—	—	—	15.6	15.6	15.6	15.6

Total operating income	$179.0	$177.2	$131.1	$128.4	$125.7	$126.4	$162.4	$161.9	$156.7	$156.8	$575.9	$573.5

Beam Inc.

Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth

Six Months Ended June 30, 2012

(Unaudited)

	GAAP Basis	Foreign Currency Exchange Rates	Australia Distribution Agreement Change	Australia Distribution Margin Structure	Acquisitions/ Divestitures	Non-GAAP - Comparable Basis
	%					%
Jim Beam	(3)	1	10	3	—	11
Courvoisier	14	2	5	—	—	21
Canadian Club	(13)	1	8	2	—	(2)
Kilbeggan	new	—	—	—	—	71
Skinnygirl	88	—	—	—	(7)	81

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes Comparable Net Sales Growth is useful in evaluating the Company’s sales growth on a year-over-year basis exclusive of items that are not indicative of the brands’ performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure. See the page entitled “Use of Non-GAAP Financial Information” for additional information related to the use of Non-GAAP measures.